EXHIBIT 10.9
SECOND AMENDMENT TO AGREEMENT OF LEASE
     THIS AMENDMENT TO LEASE AGREEMENT (the “Amendment”) is made as of the13TH day of November, 2002, by and between HEALTH BUSINESS SYSTEMS, INC., a Pennsylvania corporation with an address of 738 Louis Drive, Warminster, Pennsylvania 18974 (the “Tenant”) and 730 LOUIS DRIVE, L.P., a Pennsylvania limited partnership having an address at c/o Obermayer Rebmann Maxwell & Hippel LLP, One Penn Center—19th Floor, 1617 John F. Kennedy Boulevard, Philadelphia, Pennsylvania 19103-1895, and successor in interest to all prior landlords (the “Landlord”).
WITNESSETH:
     WHEREAS, Tenant and Landlord’s predecessor landlord through its representative Commonwealth Management Corporation, entered into an Agreement of Lease (the “Original Lease”) dated June 20, 1996 for the Premises, as said term is defined in the Original Lease, which has been expanded pursuant to prior amendments to the Original Lease (along with the Original Lease, all the modifications thereto, including but not limited to that certain amendment dated April 24, 2000 (the “Amendment” and collectively with the Original Lease, the “Lease”) regarding the rental of the Premises which are a portion of the office building located at 730 Louis Drive, Warminster, Pennsylvania (the “Building”); and
     WHEREAS, the parties wish to amend some of the provisions of the Lease, including an extension of the term of the Lease.
     NOW THEREFORE, in witness of the foregoing, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Premises. The parties hereto agree that the Lease shall be amended to reflect that the Premises comprise approximately 22,487 square feet, which number shall be used to calculate all applicable rent or payments by the Tenant.
     2. Tenant’s Proportion of Expenses Relating to the Premises and Building. The parties hereto agree that the Premises comprise 43.60% of the Building, and as such, said percentage shall be the Tenant’s share of expenses relating to the Building (the “Tenant’s Share”).
     3. Term of Lease. The term of the Lease shall be extended until September 30, 2008.
     4. Rent. As of October 1, 2003, the Tenant shall pay rent as detailed below:

Year	Rate	Monthly Rent
10/1/03-9/30/04	12.50	$23,423.96
10/1/04-9/30/05	12.50	$23,423.96

Year	Rate	Monthly Rent
10/1/05-9/30/06	13.00	$24,360.92
10/1/06-9/30/07	13.25	$24,829.40
10/1/07-9/30/08	13.50	$25,297.88
     5. Improvement Allowance. Tenant may deduct up to Three Thousand Five Hundred Dollars ($3,500.00) from the Rent payment due October 1, 2003, provided such funds are used to improve the Premises.
     6. Utilities. Tenant shall reimburse the Landlord for the proportion of the utilities’ expenses of the Building equal to the Tenant’s Share.
     7. Security Deposit. The parties acknowledge that, pursuant to Section 34 of the Original Lease, Landlord is presently holding Sixteen Thousand Five Hundred Eighty Nine Dollars and Six Cents ($16,598.06) as the Tenant’s security deposit for the Premises.
     8. Real Estate Broker. Landlord represents and warrants that it has not dealt with any broker or finder in connection with this Amendment except for Matthew Frederick of the Arden Group (the “Arden Group”). Tenant represents and warrants that it has not dealt with any broker in connection with this Amendment nor is any broker entitled to any commission in connection therewith, except for the Arden Group. Tenant and Landlord each agree to indemnify, defend and hold the other party harmless from and against any and all claims for a commission or other compensation in connection with this Amendment, made by any and all brokers or finders, who may claim to have dealt with or communicated to Tenant or Landlord, as applicable, in connection with this Amendment.
     9. Definitions. All capitalized terms used herein, which are not defined herein, shall have the meanings ascribed to them in the Lease.
     10. Counterparts. This Amendment may be executed in counterparts, each of which shall be considered an original hereof and all of which, when taken together, shall be considered one and the same document.
     11. Effect on Lease. Except as specifically modified herein, the parties hereto confirm the terms, conditions and covenants of the Lease which remain unmodified and in full effect.

     IN WITNESS WHEREOF, the parties hereto hereby set forth their hands and seals.

TENANT:

Attest	HEALTH BUSINESS SYSTEMS, INC.
/s/ Illegible	By:	/s/ Louis Greenberg
coo		Name: Louis Greenberg
Title: President

LANDLORD: 730 LOUIS DRIVE, L.P.
By:	Pintzuk Organization,
Agent for Landlord

By:	/s/ Scott G. Homel
	Name:	Scott G. Homel
	Title:	President

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